Exhibit 10.32
July [   ], 2025
Attention Decoy Therapeutics, Inc. Promissory Note Holder
Via email
Re:    Confidential Letter Agreement to Convert Promissory Notes Issued by Decoy Therapeutics, Inc.
(Promissory Note dated _____________________________)
Dear Decoy Therapeutics, Inc. Note Holder:
As you are aware, Decoy Therapeutics, Inc. (“Decoy,” or the “Company”) and Salarius Pharmaceuticals, Inc. (“Salarius”), a Nasdaq-listed public company, have entered into an Agreement and Plan of Merger dated January 10, 2025, as amended (the “Merger Agreement”). The closing of the Merger Agreement (the “Merger Closing”) is conditioned upon, among other things, Salarius receiving minimum proceeds from offerings of at least $6.0 million and the continued listing of Salarius common stock on Nasdaq (the “Transaction”). Following the completion of the Transaction and after giving effect to the exchange ratio and the conversion of the Salarius Series A Non-Voting Convertible Preferred Stock (“Salarius Series A Preferred Stock”) to be issued pursuant to the Merger Agreement, Decoy security holders and new Salarius investors would own and control in excess of 95% of the outstanding equity interests in Salarius. The Transaction will provide Decoy investors with equity interests in a Nasdaq listed company and opportunity to achieve liquidity in the public markets. The reduction of the Company’s debt and elimination of outstanding Company promissory notes is one of the conditions to the closing of the Transaction. You are being sent this letter (this “Letter Agreement”) as you are the holder of the Promissory Note(s) referenced above (the “Notes”). Decoy is proposing to exchange all of the outstanding principal and interest plus an additional two months interest outstanding of such Notes on the date of the Merger Closing for shares of Salarius Series B Non-Voting Convertible Preferred Stock (the “Salarius Series B Preferred Stock”) effective at the closing of the Transaction.
On June 16, 2025, pursuant to the Transaction, Salarius filed an amended Registration Statement on Form S-1 with the SEC (the “Registration Statement”). The Registration Statement for the Salarius public offering of at least $6 million of its common stock and warrants (the “Public Offering”) is not yet effective and the number of shares to be offered and the public offering price (the “Public Offering Price”) have not yet been determined. The link to the Registration Statement is found here. Pursuant to the Merger Agreement all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of Salarius common stock, and (b) shares of Salarius Series A Preferred Stock. In addition, participating Note holders will receive shares of Salarius Series B Preferred Stock pursuant to this proposal. The Decoy equity and participating note holders shall be entitled to receive an aggregate of 25,789,853 shares of Salarius common stock under the Merger Agreement, subject to adjustment.
The Salarius Series A Preferred Stock will automatically convert into shares of Salarius common stock, subject to Salarius stockholder approval and meeting NASDAQ initial listing requirements (the “Salarius Approval Date”). The shares of Salarius Series A Preferred Stock have anti-dilution price protection whereby if, following completion of the Public Offering and the Merger Closing, Salarius conducts any subsequent dilutive financings in an aggregate amount of at least $2 million at a weighted average effective price per share below the Public Offering Price, the conversion price will be reset to provide additional shares to preferred stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance (the “Anti-Dilution Protection”).

In connection with the Transaction, you will exchange your Notes for a number of shares of Salarius Series B Preferred Stock equal to the outstanding balance of such Notes plus an additional two months interest from the date of the Merger Closing divided by the Public Offering Price (the “Series B Issuance Price”) divided by 1,000. The conversion price (the “Conversion Price”) of the Salarius Series B Preferred Stock for Salarius common stock shall initially be the Public Offering Price, subject to the Anti-Dilution Protection. The Salarius Series B Preferred Stock shall also have the following redemption rights (the “Redemption Rights”): (1) 50% of proceeds from future drawdowns and/or sales under the current Salarius At-The-Market Offering and/or Equity Line of Credit shall be used to redeem the Salarius Series B Preferred Stock upon 7 day notice to the holder at the Conversion Price until the Salarius Series B Preferred Stock is fully redeemed and (2) Salarius shall have the option to redeem the Salarius Series B Preferred Stock upon 7 day notice to the holder. Following the Salarius Approval Date: (1) the Anti-Dilution Protection shall expire, (2) for a period of 12 months each share of Salarius Series B Preferred Stock shall convert at the option of the holder into shares of Salarius common stock (the “Optional Conversion”) and (3) 12 months following the Salarius Approval Date all shares of Salarius Series B Preferred Stock shall automatically convert into Salarius common stock. Furthermore, Salarius shall use it best efforts to file a registration statement to register the shares of Salarius common stock issuable upon conversion of the Salarius Series B Preferred Stock within 60 days of the Merger Closing (the “Registration Rights”).
Salarius intends to seek stockholder approval for the conversion of the Series A Preferred Stock and the Series B Preferred Stock within 60 days following the completion of the Public Offering.
The rights and preferences of the Salarius Series B Preferred Stock shall be similar to the Salarius Series A Preferred Stock as proposed under the Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) filed with the Registration Statement, except for the Redemption Rights, Optional Conversion and Registration Rights. The link to the Series A Certificate of Designation is found here.
Any additional shares you received or are entitled to receive pursuant to other Decoy securities will be exchanged pursuant to the terms of such security and Merger Agreement and will not be affected by the Note conversion. Upon conversion, all rights and obligations under your Notes (and related transaction documents) will terminate and be deemed satisfied in full. If the Merger Agreement is terminated prior to closing, this Letter Agreement shall become null and void.
By signing below, you hereby irrevocably and unconditionally agree to the terms of this Letter Agreement and the conversion of your Note(s) in accordance with the terms herein at the Merger Closing. This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law principles. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement and the parties hereby waive any notice provisions contained in the Notes or ancillary Transaction documents with respect to the subject matter contained herein.
This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page Follows]

Very Truly Yours,

DECOY THERAPEUTICS, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

July [   ], 2025
Attention Decoy Therapeutics, Inc. Promissory Note Holder
Via email
Re:    Supplement to Confidential Letter Agreement to Convert Promissory Notes Issued by Decoy Therapeutics, Inc. into Salarius Series B Preferred Stock
Dear Decoy Therapeutics, Inc. Note Holder:
This letter supplements the Confidential Letter Agreement (the “Letter Agreement”) executed by Decoy Therapeutics, Inc. (“Decoy”) and the Note Holder. All capitalized terms herein, unless otherwise defined, shall have the meaning ascribed to such terms in the Letter Agreement. This supplement increases interest on the Notes in the event of an exchange pursuant to the Transaction. In furtherance of the Letter Agreement and the conversion of the Notes, Decoy shall exchange all of the outstanding principal and interest plus an additional six months interest outstanding of such Notes on the date of the Merger Closing for shares of Salarius Series B Preferred Stock effective at the closing of the Transaction. Except as expressly set forth herein, all of the terms and conditions of the Letter Agreement shall continue in full force and effect and shall not be in any way changed, modified or superseded by this supplement.

Very Truly Yours,

DECOY THERAPEUTICS, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF SUPPLEMENT:

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)
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